UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

Carriage Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, Suite 300 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 332-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 23, 2018, Carriage Services, Inc. (the “Company”) and certain of the Company’s existing subsidiaries (the “Subsidiary Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, as representative of the several initial purchasers named therein (collectively, the “Purchasers”), under which the Company agreed to sell $325 million in aggregate principal amount of 6.625% Senior Notes due 2026 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and to certain persons outside of the United States pursuant to Regulation S, each under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be issued pursuant to an indenture to be entered into among the Company, the Subsidiary Guarantors and Wilmington Trust, National Association, as trustee.

The sale of the Notes to the Purchasers is expected to settle on May 31, 2018, subject to customary closing conditions, and is expected to result in approximately $315 million in net proceeds to the Company after deducting the Purchasers’ discount and estimated offering expenses payable by the Company.

The Company intends to use the net proceeds of the offering to repay its existing indebtedness under its existing secured credit facility, and for general corporate purposes, including acquisitions.

The Notes will be unsecured, senior obligations of the Company and will bear interest at a rate of 6.625% per year. Interest will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2018. The Notes will mature on June 1, 2026, unless earlier repurchased or redeemed.

The Notes will be guaranteed on a senior unsecured basis by the Subsidiary Guarantors.

Pursuant to the Purchase Agreement, the Company and the Subsidiary Guarantors have agreed to indemnify the Purchasers against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Purchase Agreement is not complete and is qualified by reference to the document, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE

On May 23, 2018, the Company issued a news release announcing that it had priced the offering contemplated by the Purchase Agreement. The press release is attached hereto as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Notes are being offered in a private offering that is exempt from registration under the Securities Act, and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act. Neither this Current Report on Form 8-K nor Exhibits 99.1 incorporated by reference herein, constitutes an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

1.1	Purchase Agreement dated May 23, 2018 among Carriage Services, Inc., the Subsidiary Guarantors and Goldman Sachs & Co. LLC, as representative of the several initial purchasers.

99.1	Press Release of Carriage Services, Inc. dated May 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2018

CARRIAGE SERVICES, INC.

By:	/s/ Viki K. Blinderman
Viki K. Blinderman
Senior Vice President, Principal Financial Officer and Secretary